Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 301 325 3803

Alkermes Completes Separation of Oncology Business

— Alkermes Emerges as Pure-Play, Profitable Neuroscience Company —

— Alkermes Provides Updated Financial Expectations for 2023 —

DUBLIN, Nov. 15, 2023 — Alkermes plc (Nasdaq: ALKS) today announced that it has completed the separation of its oncology business into Mural Oncology plc (Mural Oncology), a new, independent, publicly traded company. Alkermes is now a pure-play, profitable neuroscience company that will continue its work to develop innovative medicines for people living with difficult-to-treat psychiatric and neurological disorders. Mural Oncology will begin “regular way” trading on the Nasdaq Global Market under the stock ticker symbol “MURA” on Nov. 16, 2023. Alkermes will continue to trade under the Nasdaq ticker symbol “ALKS.”

“The separation of our oncology business was an important element of our strategy to transform Alkermes into a pure-play neuroscience company with the potential to generate strong profitability and cash flow. With a topline driven by the growth of our proprietary commercial products, proven drug development capabilities, and an important pipeline opportunity in our ALKS 2680 orexin program, we believe we are well positioned to drive value for Alkermes shareholders,” said Richard Pops, Chief Executive Officer of Alkermes.

Updated Financial Expectations for 2023

Alkermes is providing the following updated financial expectations for 2023. These improved expectations reflect the company’s year-to-date financial results through Sept. 30, 2023 and the completion of the separation of the oncology business. The separation is associated with an anticipated reduction in operating expenses of approximately $20 million during the last six weeks of 2023, primarily consisting of Research and Development expenses.

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Net income according to generally accepted accounting principles in the U.S. (GAAP) is now expected to be in the range of $250 million to $280 million, revised from the prior expectation of $225 million to $265 million. GAAP earnings per share (diluted)+ are now expected to be in the range of $1.46 to $1.63, revised from the prior expectation of $1.31 to $1.54.
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Non-GAAP net income is now expected to be in the range of $270 million to $300 million, revised from the prior expectation of $230 million to $270 million. Non-GAAP earnings per share (diluted)+ are now expected to be in the range of $1.57 to $1.75, revised from the prior expectation of $1.34 to $1.57.

+ 2023 per share expectations are calculated based on a weighted average basic share count of approximately 166.5 million shares outstanding and a weighted average diluted share count of approximately 171.5 million shares outstanding.

At Sept. 30, 2023, Alkermes recorded cash, cash equivalents and total investments of $995.6 million. In connection with the completion of the separation, Alkermes capitalized Mural Oncology with cash of $275 million.

Upon completion of the separation, each of Alkermes’ shareholders received a distribution of one ordinary share of Mural Oncology for every 10 ordinary shares of Alkermes held as of the close of business on Nov. 6, 2023, the record date for the distribution. Cash will be delivered in lieu of any fractional ordinary shares of Mural Oncology.

The separation and distribution have been structured to qualify as a tax-free distribution (except for cash received in lieu of fractional shares) to Alkermes’ shareholders and the company and its affiliates for U.S. federal income tax purposes. Alkermes’ shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the separation.

Morgan Stanley & Co. LLC and BofA Securities, Inc. served as financial advisers to Alkermes, and Goodwin Procter LLP and Arthur Cox LLP served as its legal counsel

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder and a pipeline of clinical and preclinical candidates in development for neurological disorders. Headquartered in Dublin, Ireland, Alkermes has a research and development center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with GAAP, including non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; change in the fair value of contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income and non-GAAP diluted earnings per share are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income and non-GAAP diluted earnings per share should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s separation of its oncology business, including the expected benefits and cost savings related to the separation and the anticipated tax-free nature of the separation; the company’s expectations concerning its business and future financial and operating performance, business plans or prospects, including its expectations regarding profitability and its ability to drive shareholder value; and the therapeutic and commercial potential of the company’s products and development candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company may not realize the anticipated benefits of the separation of its oncology business; the separation may not be deemed to be tax-free; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation and other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the company’s products or products using the company’s proprietary technologies; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; the United States (U.S.) Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or components of the company’s marketing applications; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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Alkermes plc and Subsidiaries
2023 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected earnings per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

(In millions, except per share data)	Amount	Shares	Earnings Per Share
Projected Net Income — GAAP	$265.0	171.5	$1.55
Adjustments:
Share-based compensation expense	97.5
Depreciation expense	42.5
Amortization expense	35.0
Separation expense	32.0
Restructuring	6.0
Income tax effect related to reconciling items	3.5
Non-cash net interest expense	0.5
Royalties and interest related to 2022*	(197.0)
Projected Net Income — Non-GAAP	$285.0	171.5	$1.66

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.
* Pursuant to final award related to arbitration proceedings with Janssen Pharmaceutica N.V.